EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•First quarter 2021 financial performance exceeds internal projections despite winter storm impact
•Reported net income of $2.5 million and adjusted EBITDA of $30.9 million for the first quarter of 2021
•Generated distributable cash flow of $12.8 million for the first quarter of 2021
•Declares quarterly distribution of $0.005 or $0.02 per unit annually

KILGORE, Texas, April 21, 2021 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") today announced its financial results for the first quarter of 2021.

“For the first quarter of 2021, the Partnership exceeded our internal earnings forecast by $3.7 million despite headwinds from the February winter storm that plunged Texas and surrounding areas into a deep freeze,” stated Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership. “The majority of the impact from winter storm Uri was centered around our transportation and sulfur services segments as refineries ran at reduced rates or halted operations entirely. Our Smackover Refinery was down approximately nine days due to the storm, during which time we began preparations for the previously scheduled turnaround in March. This allowed us to minimize the amount of downtime at the refinery which was back in operation by March 9th. In the NGL segment, butane and propane margins were strong as customary seasonal demand returned.

“At this time the refineries we service have restored operations and utilization has climbed back to 86% of Gulf Coast capacity. The COVID-19 pandemic continues to impact demand but appears to be lessening as vaccinations become more widespread and the economy improves as a result. The Partnership remains focused on our leverage reduction goals and optimizing our assets to maximize free cash flow generation.”

FIRST QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S Operating Income for the three months ended March 31, 2021 and 2020 was $3.4 million and $1.0 million, respectively.

Adjusted segment EBITDA for T&S was $10.6 million and $11.5 million for the three months ended March 31, 2021 and 2020, respectively, reflecting the sale of Mega Lubricants in December of 2020 and expired capital recovery fees at the Smackover Refinery offset by improved margins on packaged lubricants products from lower production costs and operating efficiencies.

TRANSPORTATION

Transportation had an operating loss of $1.3 million for the three months ended March 31, 2021 and operating income of $2.4 million for the three months ended March 31, 2020.

Adjusted segment EBITDA for Transportation was $2.7 million and $7.9 million for the three months ended March 31, 2021 and 2020, respectively, reflecting lower marine utilization and reduced day rates along with lower land transportation load count related to demand destruction and lower refinery utilization as a result of COVID-19 and the impact from winter storm Uri in February of 2021.

SULFUR SERVICES

Sulfur Services Operating Income for the three months ended March 31, 2021 and 2020 was $6.4 million and $11.3 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $9.2 million and $10.1 million for the three months ended March 31, 2021 and 2020, respectively, reflecting increased fertilizer demand compared to the first quarter of 2020 offset by lower refinery utilization volumes during the first quarter of 2021 as a result of COVID-19 and the impact from winter storm Uri. The first quarter of 2020 also benefited from business interruption insurance proceeds received of $2.7 million as a result of storm damage to the Neches shiploader.

NATURAL GAS LIQUIDS (“NGL”)

NGL Operating Income for the three months ended March 31, 2021 and 2020 was $11.1 million and $5.2 million, respectively.

Adjusted segment EBITDA for NGL was $12.2 million and $5.5 million for the three months ended March 31, 2021 and 2020, respectively, primarily reflecting increased margins within the butane optimization and propane businesses.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income for the three months ended March 31, 2021 and 2020 were $3.9 million and $4.4 million, respectively.

USGA expenses included in adjusted EBITDA for the three months ended March 31, 2021 and 2020 were $3.7 million and $4.0 million, respectively, primarily reflecting a reduction in overhead allocated from Martin Resource Management.

LIQUIDITY

At March 31, 2021, the Partnership had $176 million drawn on its $300 million revolving credit facility, a $28.0 million increase from December 31, 2020. The increase was attributable to the redemption of the $28.8 million of senior unsecured notes that matured in February 2021. After the redemption, the Partnership has the following outstanding senior notes: senior secured notes of $53.8 million due 2024 and senior secured notes of $291.9 million due 2025, for a total of senior notes outstanding of $345.7 million. The Partnership’s leverage ratio, as calculated under the revolving credit facility, was 5.4 times on both March 31, 2021 and December 31, 2020. The Partnership is in compliance with all debt covenants as of March 31, 2021.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended March 31, 2021. The distribution is payable on May 14, 2021 to common unitholders of record as of the close of business on May 7, 2021. The ex-dividend date for the cash distribution is May 6, 2021.

COVID-19 RESPONSE

The Partnership continues to evaluate protocols in response to the COVID-19 pandemic. Where possible, employee work from home initiatives remain and travel restrictions have been lifted. Employees are encouraged to continue to exercise safety measures to protect the welfare of each other and the communities they serve.

RESULTS OF OPERATIONS

The Partnership had net income for the three months ended March 31, 2021 of $2.5 million, or $0.06 per limited partner unit. The Partnership had net income for the three months ended March 31, 2020 of $8.8 million, or $0.22 per limited partner unit. Adjusted EBITDA for the three months ended March 31, 2021 was $30.9 million compared to the three months ended March 31, 2020 of $31.0 million. Distributable cash flow for the three months ended March 31, 2021 was $12.8 million compared to the three months ended March 31, 2020 of $18.3 million.

Revenues for the three months ended March 31, 2021 were $200.9 million compared to the three months ended March 31, 2020 of $198.9 million.

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included, contains a comparison of the Partnership’s Adjusted EBITDA for the first quarter 2021 to the Partnership's Adjusted EBITDA for the first quarter 2020.

Investors' Conference Call

Date: Thursday, April 22, 2021
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (833) 900-2251
Conference ID: 3387961

Replay Dial In # (800) 585-8367 – Conference ID: 3387961

A webcast of the conference call will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services. To learn more, visit www.MMLP.com.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to guidance or to financial or operational estimates or projections rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (iii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA (3) distributable cash flow and (4) adjusted free cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. The Partnership defines Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow as Adjusted EBITDA less cash paid for interest, cash paid for income taxes, maintenance capital expenditures, and plant turnaround costs. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. Adjusted free cash flow is defined as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by the Partnership's management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. The Partnership believes that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. The Partnership's calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

EBITDA, adjusted EBITDA, distributable cash flow, and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Contact:

Sharon Taylor - Vice President & Chief Financial Officer
(877) 256-6644
ir@martinmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Cash	$1,112	$4,958
Accounts and other receivables, less allowance for doubtful accounts of $248 and $261, respectively	65,232	52,748
Inventories	38,716	54,122
Due from affiliates	22,213	14,807
Fair value of derivatives	12	—
Other current assets	8,294	8,991
Total current assets	135,579	135,626

Property, plant and equipment, at cost	889,210	889,108
Accumulated depreciation	(518,143)	(509,237)
Property, plant and equipment, net	371,067	379,871

Goodwill	16,823	16,823
Right-of-use assets	21,250	22,260
Deferred income taxes, net	22,178	22,253
Other assets, net	3,314	2,805
Total assets	$570,211	$579,638

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$335	$31,497
Trade and other accounts payable	56,271	51,900
Product exchange payables	237	373
Due to affiliates	1,214	435
Income taxes payable	696	556
Fair value of derivatives	—	207
Other accrued liabilities	19,485	34,407
Total current liabilities	78,238	119,375

Long-term debt, net	513,272	484,597
Finance lease obligations	230	289
Operating lease liabilities	14,264	15,181
Other long-term obligations	8,541	7,067
Total liabilities	614,545	626,509

Commitments and contingencies
Partners’ capital (deficit)	(44,334)	(46,871)
Total partners’ capital (deficit)	(44,334)	(46,871)
Total liabilities and partners' capital (deficit)	$570,211	$579,638

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Terminalling and storage *	$18,378	$20,474
Transportation *	29,815	38,941
Sulfur services	2,950	2,915
Product sales: *
Natural gas liquids	98,085	82,211
Sulfur services	31,885	25,408
Terminalling and storage	19,861	28,934
	149,831	136,553
Total revenues	200,974	198,883

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	79,135	69,835
Sulfur services *	21,214	15,295
Terminalling and storage *	14,502	23,680
	114,851	108,810
Expenses:
Operating expenses *	44,634	51,282
Selling, general and administrative *	10,609	10,462
Depreciation and amortization	14,434	15,239
Total costs and expenses	184,528	185,793

Other operating income (loss), net	(760)	2,510
Operating income	15,686	15,600

Other income (expense):
Interest expense, net	(12,953)	(9,925)
Gain on retirement of senior unsecured notes	—	3,484
Other, net	—	3
Total other expense	(12,953)	(6,438)

Net income before taxes	2,733	9,162
Income tax expense	(222)	(347)
Net income	2,511	8,815
Less general partner's interest in net (income)	(50)	(176)
Less (income) allocable to unvested restricted units	(10)	(55)
Limited partners' interest in net income (loss)	$2,451	$8,584

Net income per unit attributable to limited partners - basic	$0.06	$0.22
Net income per unit attributable to limited partners - diluted	$0.06	$0.22
Weighted average limited partner units - basic	38,692,609	38,640,862
Weighted average limited partner units - diluted	38,705,641	38,644,467

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2021	2020
Revenues:*
Terminalling and storage	$15,306	$15,874
Transportation	4,010	5,894
Product Sales	114	92
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,535	2,767
Terminalling and storage	4,568	5,777
Expenses:
Operating expenses	18,368	21,771
Selling, general and administrative	8,680	8,312

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2020	38,863,389	$(38,342)	$2,146	$(36,196)
Net income	—	8,639	176	8,815
Issuance of restricted units	81,000	—	—	—
Forfeiture of restricted units	(84,134)	—	—	—
Cash distributions	—	(2,408)	(49)	(2,457)
Unit-based compensation	—	346	—	346
Purchase of treasury units	(7,748)	(9)	—	(9)
Balances - March 31, 2020	38,852,507	$(31,774)	$2,273	$(29,501)

Balances - January 1, 2021	38,851,174	$(48,776)	$1,905	$(46,871)
Net income	—	2,461	50	2,511
Issuance of restricted units	42,168	—	—	—
Forfeiture of restricted units	(83,436)	—	—	—
Cash distributions	—	(193)	(4)	(197)
Unit-based compensation	—	240	—	240
Purchase of treasury units	(7,156)	(17)	—	(17)
Balances - March 31, 2021	38,802,750	$(46,285)	$1,951	$(44,334)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net Income	$2,511	$8,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,434	15,239
Amortization of deferred debt issuance costs	755	492
Amortization of premium on notes payable	—	(77)
Deferred income tax expense	75	286
Loss on sale of property, plant and equipment, net	760	190
Gain on retirement of senior unsecured notes	—	(3,484)
Derivative (income) loss	1,436	(33)
Net cash paid for commodity derivatives	(1,655)	(636)
Unit-based compensation	240	346
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(12,484)	26,413
Inventories	15,070	15,710
Due from affiliates	(7,406)	2,729
Other current assets	633	(1,413)
Trade and other accounts payable	1,984	(10,440)
Product exchange payables	(136)	450
Due to affiliates	779	(166)
Income taxes payable	140	133
Other accrued liabilities	(13,370)	(9,118)
Change in other non-current assets and liabilities	88	(547)
Net cash provided by operating activities	3,854	44,889
Cash flows from investing activities:
Payments for property, plant and equipment	(2,514)	(12,260)
Payments for plant turnaround costs	(1,674)	(150)
Proceeds from involuntary conversion of property, plant and equipment	—	1,768
Proceeds from sale of property, plant and equipment	3	4,347
Net cash used in investing activities	(4,185)	(6,295)
Cash flows from financing activities:
Payments of long-term debt	(87,790)	(112,860)
Payments under finance lease obligations	(2,431)	(1,864)
Proceeds from long-term debt	87,000	76,000
Purchase of treasury units	(17)	(9)
Payment of debt issuance costs	(80)	(192)
Cash distributions paid	(197)	(2,457)
Net cash used in financing activities	(3,515)	(41,382)
Net decrease in cash	(3,846)	(2,788)
Cash at beginning of period	4,958	2,856
Cash at end of period	$1,112	$68
Non-cash additions to property, plant and equipment	$2,855	$2,142

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,		Variance	Percent Change
	2021	2020
	(In thousands, except BBL per day)
Revenues:
Services	$19,959	$22,167	$(2,208)	(10)%
Products	19,875	28,967	(9,092)	(31)%
Total revenues	39,834	51,134	(11,300)	(22)%

Cost of products sold	14,941	24,988	(10,047)	(40)%
Operating expenses	12,793	12,951	(158)	(1)%
Selling, general and administrative expenses	1,499	1,659	(160)	(10)%
Depreciation and amortization	7,105	7,456	(351)	(5)%
	3,496	4,080	(584)	(14)%
Other operating loss, net	(66)	(3,051)	2,985	98%
Operating income	$3,430	$1,029	$2,401	233%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues	$33,969	$45,174	$(11,205)	(25)%
Operating expenses	29,504	35,162	(5,658)	(16)%
Selling, general and administrative expenses	1,800	2,135	(335)	(16)%
Depreciation and amortization	3,998	4,280	(282)	(7)%
	$(1,333)	$3,597	$(4,930)	(137)%
Other operating loss, net	(4)	(1,208)	1,204	100%
Operating income (loss)	$(1,337)	$2,389	$(3,726)	(156)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

    Comparative Results of Operations for the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues:
Services	$2,950	$2,915	$35	1%
Products	31,885	25,421	6,464	25%
Total revenues	34,835	28,336	6,499	23%

Cost of products sold	22,423	16,804	5,619	33%
Operating expenses	2,009	2,910	(901)	(31)%
Selling, general and administrative expenses	1,241	1,203	38	3%
Depreciation and amortization	2,720	2,894	(174)	(6)%
	6,442	4,525	1,917	42%
Other operating income, net	—	6,771	(6,771)	(100)%
Operating income	$6,442	$11,296	$(4,854)	(43)%

Sulfur (long tons)	73	183	(110)	(60)%
Fertilizer (long tons)	95	74	21	28%
Total sulfur services volumes (long tons)	168	257	(89)	(35)%

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,		Variance	Percent Change
	2021	2020
	(In thousands)
Products Revenues	$98,085	$82,215	$15,870	19%
Cost of products sold	82,512	74,260	8,252	11%
Operating expenses	995	939	56	6%
Selling, general and administrative expenses	2,207	1,147	1,060	92%
Depreciation and amortization	611	609	2	—%
	11,760	5,260	6,500	124%
Other operating loss, net	(690)	(2)	(688)	(34,400)%
Operating income	$11,070	$5,258	$5,812	111%

NGL sales volumes (Bbls)	2,145	2,445	(300)	(12)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,		Variance	Percent Change
	2021	2020
	(In thousands)
Unallocated selling, general and administrative expenses	$3,919	$4,372	$(453)	(10)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2021 and 2020.

Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow

	Three Months Ended
	March 31,
	2021	2020
	(in thousands)
Net income	$2,511	$8,815
Adjustments:
Interest expense, net	12,953	9,925
Income tax expense	222	347
Depreciation and amortization	14,434	15,239
EBITDA	30,120	34,326
Adjustments:
Loss on sale of property, plant and equipment, net	760	190
Unrealized mark-to-market on commodity derivatives	(219)	(669)
Lower of cost or market adjustments	—	335
Gain on repurchase of senior unsecured notes	—	(3,484)
Unit-based compensation	240	346
Adjusted EBITDA	30,901	31,044
Adjustments:
Interest expense, net	(12,953)	(9,925)
Income tax expense	(222)	(347)
Amortization of debt premium	—	(77)
Amortization of deferred debt issuance costs	755	492
Deferred income tax expense	75	286
Payments for plant turnaround costs	(1,674)	(150)
Maintenance capital expenditures	(4,071)	(3,026)
Distributable Cash Flow	$12,811	$18,297
Adjustments:
Expansion capital expenditures	$(830)	$(5,346)
Principal payments under finance lease obligations	(2,431)	(1,864)
Adjusted Free Cash Flow	$9,550	$11,087